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EXHIBIT 23(A)
                                                    CONSENT OF INDEPENDENT
ACCOUNTANTS

                    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1997, appearing on page 17 of Appendix I to the Consolidated Natural Gas Company proxy statement for the 1997 annual meeting of stockholders which is incorporated in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                PRICE WATERHOUSE LLP
                Pittsburgh, Pennsylvania 15219-9954
                August 11, 1997